EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the head note to Item 3. Key Information — Selected Financial Data included in this Annual Report (Form 20-F) of Amdocs Limited and to the incorporation by reference in the following Registration Statements:

Form S-8, No. 333-91847

Form S-8, No. 333-92705

Form S-8, No. 333-31506

Form S-8, No. 333-34104

Form S-8, No. 333-58454

Form S-8, No. 333-114077

Form S-8, No. 333-132968

Form S-8, No. 333-135320

Form S-8, No. 333-137617

Form S-8, No. 333-139310

Form S-8, No. 333-140728

Form S-8, No. 333-159163

Form S-8, No. 333-193659

of our reports dated December 12, 2016, with respect to the consolidated financial statements and schedule of Amdocs Limited and the effectiveness of internal control over financial reporting of Amdocs Limited, included in this Annual Report (Form 20-F) of Amdocs Limited for the year ended September 30, 2016.

/s/ Ernst & Young LLP

New York, New York

December 12, 2016